Exhibit 16.1
November 19, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
USA
Dear Sirs/Madams:
We have read Item 4.01 of Oncothyreon Inc.’s Amendment No. 1 to Form 8-K dated November 19, 2010, and have the following comments:
1. We agree with the statements made in section (a) Dismissal of Previous Independent Registered Public Accounting Firm.
2. We have no basis on which to agree or disagree with the other remaining statements made in section (b) Engagement of New Independent Registered Public Accounting Firm.
Yours truly,
/s/ DELOITTE & TOUCHE LLP
Seattle, Washington